News Release

For more information contact:

Media, please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

Analysts/Investors, please contact:

Preston Romm, Iomega Corporation, (858) 314-7188, romm@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA REPORTS FOURTH QUARTER FINANCIAL RESULTS

SAN DIEGO, February 1, 2007 – Iomega Corporation (NYSE: IOM) today reported net revenue of $76.2 million and a net profit of $4.9 million, or $0.09 per diluted share, for the quarter ended December 31, 2006. In comparison, fourth quarter 2005 net revenue was $70.0 million with a net profit of $1.9 million, or $0.04 per diluted share, and third quarter 2006 net revenue was $53.6 million with a net profit of $0.9 million, or $0.02 per diluted share. Fourth quarter net revenue increased $6.2 million, or 9%, from the same quarter last year primarily due to increases in Consumer Storage Solutions products of $11.9 million, partially offset by the expected decrease in Zip® revenue of $6.8 million. Additionally, fourth quarter 2006 net revenue increased $22.6 million, or 42%, from third quarter 2006 revenue primarily due to an increase in Consumer Storage Solutions sales as a result of both widespread market success of Iomega’s new external HDD products and normal seasonality.

Gross margin for fourth quarter 2006 was $15.4 million, or 20.2%, as compared to fourth quarter 2005 gross margin of $14.8 million, or 21.2%, and third quarter 2006 gross margin of $12.2 million, or 22.8%. The decrease of 100 basis points from fourth quarter 2005 is primarily due to the expected decline in Zip revenue, partially offset by new lower cost external HDD products, supply chain improvements and other cost reduction actions. The decrease of 260 basis points from the immediately preceding quarter is primarily due to a product mix shift toward Consumer Storage Solutions products, partially offset by improved gross margins on external HDD products.

Pre-tax profit from continuing operations for fourth quarter 2006 was $4.3 million. Excluding a restructuring benefit of $0.8 million and a goodwill impairment charge of $0.8 million, fourth quarter 2006 non-GAAP pre-tax profit from continuing operations remained at $4.3 million. This compares to fourth quarter 2005 non-GAAP pre-tax profit from continuing operations of $0.8 million, when excluding $0.8 million of restructuring charges. Further, this compares to third quarter 2006 non-GAAP pre-tax profit from continuing operations of $2.2 million, when excluding a restructuring benefit of $0.2 million, a goodwill impairment charge of $2.5 million and a benefit of $1.1 million from the dissolution of an inactive European subsidiary.

Cash, cash equivalents and temporary investments at year-end amounted to $68.1 million, a decrease of $1.7 million from the end of third quarter 2006. This decrease is a result of increased inventory in transit as of year-end to satisfy existing backlog that has already been shipped to customers at this time as well as payments associated with previous restructuring actions.

During the fourth quarter, we received a final payment of $0.4 million from an escrow account related to the prior sale of Iomega’s equity interest in a private company, ByteTaxi, Inc. This is presented on the income statement as income from discontinued operations, net of taxes, of $0.3 million.

“I am pleased with our financial and operational results in the fourth quarter. We achieved each and every goal we set for ourselves” said Jonathan Huberman, Vice Chairman and CEO. “Since the new management team took the helm during first quarter 2006 and we set out a new strategic path, we have increased revenues and returned the company to profitability. We achieved significant sequential revenue growth and, for the first time in many years, year over year growth. While we were benefited by fourth quarter seasonality, the key business drivers of this growth were our new HDD product line, improved supply chain and the launch of our next generation REV drive. Between these actions and the cost reduction initiatives we took in April, we’ve posted two consecutive quarterly profits with strong revenue growth as well.”

Mr. Huberman continued, “As we look into 2007, our goals are:

1.	To continue to grow and deliver sustained profitability,
2.	To further increase the size of our external HDD business,
3.	To continue to penetrate the high-growth NAS market with new products,
4.	To ramp the REV 70GB Backup Drive and push for broad market adoption,
5.	To grow our managed service business, and
6.	Continue to seek opportunities to leverage Iomega’s assets.”

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega's fourth quarter financial results and management’s goals and outlook. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on February 15, 2007.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help small- and mid-sized businesses and others protect, secure, capture and share their valuable digital information. OfficeScreen®, Iomega’s managed security service for SMBs, features industry-leading firewall/VPN, SSL VPN and IPSec bundles that create secure wide area networks that connect remote offices and workers to applications and data at a company’s headquarters, while countering security threats from hackers, worms and viruses across a company’s entire network. Iomega's award-winning storage products include the Iomega® REV® platform: the new Iomega REV 70GB Backup Drive, available in various computer interface models for server implementations; and the Iomega REV 35GB Backup Drive, available in several computer interface models for desktop backup and archive applications; as well as REV-based automation products such as the REV Loader 560, which utilizes a REV 70GB Backup Drive and up to eight removable REV disks. Iomega also sells high-performance external hard drives, network hard drives and other HDD solutions; as well as other portable storage products. For small and medium business networks, innovative Iomega NAS servers feature capacities of 250GB to 2TB. Iomega also has a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached on the Web at www.iomega.com. Resellers can visit Iomega at www.iomega.com/ipartner

Special Note Regarding Forward-Looking Statements

Statements contained in this release regarding the Company’s business goals for 2007; and any other statements that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based upon information available to us as of February 1, 2007; and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include losses of key personnel; lower than anticipated sales of our products; any inability or failure to improve REV product sales, stabilize or improve HDD product gross margins; unexpected technical, manufacturing, or supply issues with our products; our inability to achieve a competitive cost structure; competition; our inability to maintain stringent quality assurance standards and customer satisfaction; difficulties in identifying and completing strategic opportunities to grow our business; intellectual property disputes; adverse final judgments in litigation; general economic and/or industry-specific conditions including significant changes in the landscape of data storage demand, pricing, or competition; faster than expected declines in Zip product sales and gross margins; and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

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Copyright© 2007 Iomega Corporation. All rights reserved. Iomega, Zip, REV, OfficeScreen, StorCenter, iStorage, Micro Mini, and HotBurn are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of	Oct. 1,	% of
	2006	Sales	2005	Sales	2006	Sales
Sales	$76,226	100.0%	$70,029	100.0%	$53,595	100.0%
Cost of Sales	60,824	79.8%	55,186	78.8%	41,379	77.2%
Gross margin	15,402	20.2%	14,843	21.2%	12,216	22.8%

Operating Expenses:
Selling, general and administrative	9,917	13.0%	11,687	16.7%	8,657	16.2%
Research and development	1,959	2.6%	2,901	4.1%	1,904	3.6%
Goodwill impairment charge	793	1.0%	0	0.0%	2,513	4.7%
Restructuring charges (reversals)	(829)	(1.1%)	806	1.2%	(211)	(0.4%)
Total operating expenses	11,840	15.5%	15,394	22.0%	12,863	24.0%
Operating Income (Loss)	3,562	4.7%	(551)	(0.8%)	(647)	(1.2%)
Interest and other income and expense, net (1)	752	1.0%	561	0.8%	1,709	3.2%
Income From Continuing Operations Before Income Taxes	4,314	5.7%	10	0.0%	1,062	2.0%
Benefit (Provision) for Income Taxes	286	0.4%	729	1.0%	(209)	(0.4%)
Net Income From Continuing Operations	4,600	6.0%	739	1.1%	853	1.6%
Income From Discontinued ByteTaxi, Inc. Operations (net of taxes) (2)	272	0.4%	1,158	1.7%	0	0.0%
Net Income	$4,872	6.4%	$1,897	2.7%	$853	1.6%

Net Income Per Share	$0.09		$0.04		$0.02
Diluted Income Per Share	$0.09		$0.04		$0.02
Weighted Average Common Shares Outstanding	54,730		51,642		53,382
Weighted Average Common Shares Outstanding - Assuming Dilution	55,191		51,642		53,389

(1) Q3 2006 includes approximately a $1.1 million gain associated with the release of various liabilities for a European subsidiary for which operations ceased in 1999. The Company dissolved this entity in the third quarter of 2006.
(2) Q4 2005 relates to the sale of Iomega's investment in ByteTaxi, Inc. Q4 2006 relates to the final payment from an escrow account associated with the ByteTaxi, Inc. sale.

PRODUCT SALES AND OPERATING INCOME (LOSS) - QTD
(In thousands)
(Unaudited)

	For the Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of	Oct. 1,	% of
	2006	Sales	2005	Sales	2006	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$52,150	68.4%	$40,269	57.5%	$30,317	56.6%
Zip	5,472	7.2%	12,310	17.6%	6,245	11.7%
Business Products:
REV	11,929	15.6%	12,443	17.8%	11,201	20.9%
Network Storage Systems (2)	5,093	6.7%	4,730	6.8%	4,473	8.3%
Services (3)	1,536	2.0%	149	0.2%	1,254	2.3%
Other Products	46	0.1%	128	0.2%	105	0.2%
Total Sales	$76,226		$70,029		$53,595

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions (1)	$2,331		($3,394)		($1,744)
Zip (4)	1,510		4,612		767
Business Products:
REV	(1,198)		(1,607)		(367)
Network Storage Systems (2)	690		486		464
Services (3)	(464)		131		(53)
Other Products	(136)		27		75
Restructuring (charges) reversals	829		(806)		211
Operating Income (Loss)	$3,562		($551)		($647)

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006, when acquired. Also includes miscellaneous
Iomega services previously classified in Other Products. Prior period amounts have been reclassified for consistency.
(4) Q3 2006 and Q4 2006 includes a $2.5 million and a $0.8 million goodwill impairment charge, respectively.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)
	For the Twelve Months Ended

	Dec. 31,	% of	Dec. 31,	% of
	2006	Sales	2005	Sales
Sales	$229,554	100.0%	$264,505	100.0%
Cost of Sales	183,342	79.9%	208,670	78.9%
Gross margin	46,212	20.1%	55,835	21.1%

Operating Expenses:
Selling, general and administrative (1)	41,391	18.0%	60,535	22.9%
Research and development	8,905	3.9%	14,054	5.3%
License and patent fee income	(1,085)	(0.5%)	(1,301)	(0.5%)
Goodwill impairment charges	8,728	3.8%	0	0.0%
Restructuring charges	3,529	1.5%	7,579	2.9%
Total operating expenses	61,468	26.8%	80,867	30.6%
Operating Loss	(15,256)	(6.6%)	(25,032)	(9.5%)
Interest and other income and expense, net (2)	3,865	1.7%	404	0.2%
Loss From Continuing Operations Before Income Taxes	(11,391)	(5.0%)	(24,628)	(9.3%)
Benefit for Income Taxes	2,276	1.0%	945	0.4%
Loss From Continuing Operations	(9,115)	(4.0%)	(23,683)	(9.0%)
Income From Discontinued ByteTaxi, Inc. Operations (net of taxes) (3)	272	0.1%	930	0.4%
Net Loss	($8,843)	(3.9%)	($22,753)	(8.6%)

Loss Per Share	($0.17)		($0.44)
Weighted Average Common Shares Outstanding	52,855		51,623

(1) 2006 includes $1.0 million of non-restructuring, severance related costs associated with prior CEO.
(2) 2006 includes approximately a $1.1 million gain associated with the release of various liabilities for a European subsidiary for which operations ceased in 1999.
The Company dissolved this entity in the third quarter of 2006.
(3) Relates to the sale of Iomega's investment in ByteTaxi, Inc. 2005 also includes operating losses incurred by ByteTaxi, Inc. prior to the sale.

PRODUCT SALES AND OPERATING INCOME (LOSS) - YTD
(In thousands)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2006	Sales	2005	Sales
Sales:
Consumer Products:
Consumer Storage Solutions (1)	$134,149	58.4%	$133,482	50.5%
Zip	31,153	13.6%	64,101	24.2%
Business Products:
REV	42,798	18.6%	45,932	17.4%
Network Storage Systems (2)	17,817	7.8%	19,395	7.3%
Services (3)	3,051	1.3%	605	0.2%
Other Products	586	0.3%	990	0.4%
Total Sales	$229,554		$264,505

Product Operating Income (Loss):
Consumer Products:
Consumer Storage Solutions (1)	($9,335)		($24,843)
Zip (4)	3,384		19,362
Business Products:
REV	(6,940)		(12,163)
Network Storage Systems (2)	1,574		(1,491)
Services (3)	(290)		227
Other Products (6) (7)	875		1,455
Non-Restructuring charges (5)	(995)		0
Restructuring charges	(3,529)		(7,579)
Operating Loss	($15,256)		($25,032)

(1) Consumer Storage Solutions is comprised of hard disk, optical, floppy and flash drives.
(2) Includes Network HDD products beginning in Q2 2006 - previously classified in Consumer Storage Solutions. Prior period data has been reclassified for consistency.
(3) Includes the System Integration and Managed Services businesses of CSCI, Inc. since August 2006 when acquired. Also includes miscellaneous
Iomega services previously classified in Other Products. Prior period amounts have been reclassified for consistency.
(4) 2006 includes $8.7 million of goodwill impairment charges.
(5) Non-restructuring, severance related costs associated with prior CEO and recorded in SG&A in above income statement.
(6) 2006 includes $0.8 million of income associated with the sale of old patents.
(7) 2005 includes license and patent income of $1.3 million.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31,	Oct. 1,	Dec. 31,
	2006	2006	2005
ASSETS:
Cash and cash equivalents	$56,617	$55,315	$70,943
Restricted cash	88	87	256
Temporary investments	11,443	14,414	24,800
Total cash	68,148	69,816	95,999
Trade receivables	30,418	29,881	28,853
Inventories	42,593	34,803	27,532
Deferred taxes	2,714	5,523	5,523
Other current assets	3,401	3,881	4,998
Total Current Assets	147,274	143,904	162,905
Property and equipment, net	6,553	7,159	8,311
Intangible and other assets	13,554	14,397	12,453
	$167,381	$165,460	$183,669

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$35,105	$31,579	$35,500
Income taxes payable	454	832	310
Other current liabilities (a)	32,475	44,715	49,751
Total Current Liabilities	68,034	77,126	85,561
Deferred taxes	9,540	13,174	17,152
Stockholders' equity (a)	89,807	75,160	80,956
	$167,381	$165,460	$183,669

(a) Other current liabilities has been reduced and retained earnings has been increased by $9.5 million due to a reduction of old tax reserves under SAB 108.

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

	For the Twelve Months Ended
	Dec. 31,	Dec. 31,
	2006	2005
Cash Flows from Operating Activities:
Net Loss	($8,843)	($22,753)
Revenue and Expense Adjustments (1)	7,607	6,527
	(1,236)	(16,226)
Changes in Assets and Liabilities:
Trade receivables	(279)	2,223
Restricted cash	168	(256)
Inventories	(14,195)	2,864
Other current assets	1,604	1,978
Accounts payable	(593)	296
Accrued restructuring	(2,533)	(284)
Other current liabilities and income taxes	(5,868)	(16,543)
Net cash used in operating activities	(22,932)	(25,948)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,906)	(1,421)
Proceeds from sales of assets	191	745
Proceeds from sale of ByteTaxi (net of $155,000 cash)	0	2,290
Initial investment in ByteTaxi (net of $171,000 cash)	0	(44)
Purchase of CSCI, Inc. (net of $183,000 cash)	(4,339)	0
Sales of temporary investments	30,856	33,914
Purchases of temporary investments	(17,080)	(41,266)
Proceeds from ByteTaxi escrow fund	446	0
Net change in other assets and other liabilities	7	(660)
Net cash provided by (used in) investing activities	8,175	(6,442)

Cash Flows from Financing Activities:
Payment of debt	0	(139)
Proceeds from sales of Common Stock	431	69
Net cash provided by (used in) financing activities	431	(70)
Net Decrease in Cash and Cash Equivalents	(14,326)	(32,460)
Cash and Cash Equivalents at Beginning of Period	70,943	103,403
Cash and Cash Equivalents at End of Period	$56,617	$70,943

(1) 2006 includes $8.7 million of non-cash, goodwill impairment charges.